                        DiVall Insured Income Fund, L.P.

                                 QUARTERLY NEWS

================================================================================
A publication of The Provo Group, Inc.               FIRST QUARTER 1998


WHY ALL THE INTEREST ... IN MY INTERESTS?
Madison, Wisconsin


Recently you may have been subject to the "feeding" frenzy occurring for your interests in the Partnership. A common question we are hearing is "why all the interest in my interests?"

As we have communicated to you before, it's really quite simple -- the interests you own in the Partnership offer immediate value to recent third-party tenderers such as U.S. Restaurant Properties, Inc., Smithtown Bay, LLC, and Whitney Year 2030.

Should you be tendering your interests to any of these parties? As your General Partner, we don't think so, particularly if you want to be the recipient of "full" value. We believe you should be the one receiving the final return on your long-term investment NOT someone who buys your interests at a discount for future profit opportunities.

In accordance with the Agreement of Limited Partnership, we have requested your consent to sell the properties in the Partnership -- which means that the Partnership will be dissolved following the sale of the assets and final distribution of the proceeds to you.

If a majority of Limited Partners are in agreement that the market conditions are favorable for producing maximized value on your interests through liquidation now, we will proceed with the sale of the properties and make a final distribution to you.

Although the strong interest in your interests may be causing you concern or confusion -- think of it this way, you have something they want, and you have control over whether they can have it or not.

                            -----------------------

                              OTHER NEWS INSIDE...

 .    Distributions More Than Budgeted......Distribution Highlights, pg 2

 .    New Tenant for Popeye's...................Property Highlights, pg 3

Page 2                             DiVall 1                           1 Q 98

                           -------------------------

                            Distribution Highlights


 .   7.6% (approx.) annualized return   .   $17.40 per unit (approx.) for the
    from operations and other              First Quarter 1998.
    sources based on $23,000,000
    ("net" remaining initial           .   $909.00 to $806.00 range of
    investment).                           distributions per unit from the first
                                           unit sold to the last unit sold
 .   $435,000 "total" amount                before the offering closed (March
    distributed for the First              1988), respectively.
    Quarter 1998 which was $55,000
    more than budgeted.                    [NOTE: Distributions are from both
                                           cash flow from operations and "net"
    The "higher" than projected            cash activity from financing and
    distribution is primarily due          investing activities.]
    to unbudgeted rental income
    received during the quarter.


                (Original units were purchased for $1,000/unit.)

                           -------------------------

                 Statements of Income and Cash Flow Highlights


 .   12% increase in        .   22% increase in       .   5% increase in net
    "total" operating          "total" expenses          income from
    revenues from              from projections.         projections.
    projections.


 .   $52,000 unbudgeted rental income   .   Property appraisals in the amount of
    was received during the quarter.       $46,000 were accrued at the quarter's
    The "multiple" Popeye's (Chicago,      end in connection with the proposed
    IL) budgeted decreased rent did        liquidation of the partnership.
    not occur and the tenant of the
    "vacant" Hardee's (Beaver Dam,
    WI) remained current on its rent.

[LOGO]


Page 3                            DiVall 1                                 1 Q98

                        ==============================

                              Property Highlights

                                   Vacancies
                                   ---------

 . Denny's restaurant (Beaver Dam, WI) was vacant at March 31, 1998. Management is currently working with the tenant to relet this property. (NOTE:
           This tenant continues to make rental payments.)

                                Rents Receivable
                                ----------------

             There were no rental delinquencies at March 31, 1998.

                             Other Property Matters
                             ----------------------

 . THG Restaurant Group assumed the leases of the multiple Popeye's restaurants located in Chicago, Illinois. The new lease terms are favorable for the
                                 Partnership.


                        ==============================


                               Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended December 31, 1986 through March 31, 1998.

================================================================================

                                                  Distribution     Capital
                                                  -------------  ------------
                                                    Analysis       Balance
                                                  -------------  ------------

     Original Capital Balance                                -   $25,000,000
     Cash Flow From Operations Since Inception    $ 19,616,789             -
     Total Distributions Since Inception           (21,577,732)            -
                                                  ------------

     (Return) of Capital                           ($1,960,943)   (1,960,943)
                                                  ============   -----------

     "Net" Remaining Initial Investment
           by Original Partners                              -   $23,039,057
                                                                 ===========

================================================================================

    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

Page 4                             DiVall 1                               1 Q 98

                             ---------------------

                              Questions & Answers


             .   When can I expect my next distribution mailing?

Your distribution correspondence for the Second Quarter of 1998 is scheduled to be mailed on August 14, 1998.


                                     * * *


================================================================================

 For questions or additional information, please contact Investor Relations at:
                        1-800-547-7686 or 1-608-244-7661

                All written inquiries may be mailed or faxed to:
                             The Provo Group, Inc.

              Post Office Box 8673               1410 Northport Drive
          Madison, Wisconsin 53708-8673        Madison, Wisconsin 53704

                               (FAX 608-244-7663)

================================================================================

[THE PROVO GROUP LOGO]

                                                      DIVALL INSURED INCOME FUND L.P.
                                                STATEMENTS OF INCOME AND CASH FLOW CHANGES
                                              FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998

                   -------------------------------------------------------------------------------------------------------
                                                                                     PROJECTED      ACTUAL      VARIANCE
                                                                                     -------------------------------------
                                                                                        1ST          1ST          CASH
                                                                                      QUARTER      QUARTER       BETTER
                     OPERATING REVENUES                                               3/31/98      3/31/98       (WORSE)
                                                                                     -----------  ----------- ------------
                       Rental income                                                   $472,868     $524,548      $51,680
                       Direct financing interest                                          1,677        1,677            0
                       Interest income                                                   11,200       10,080       (1,120)
                       Gain on sale of assets                                            33,752       33,752            0
                       Other income                                                           0        9,772        9,772
                                                                                     -----------  ----------- ------------
                     TOTAL OPERATING REVENUES                                          $519,497     $579,829      $60,332
                                                                                     -----------  ----------- ------------
                     OPERATING EXPENSES
                       Insurance                                                         $4,296       $3,722         $574
                       Management fees                                                   23,755       23,645          110
                       Commissions                                                       14,100       14,100            0
                       Overhead allowance                                                 1,915        1,908            7
                       Advisory Board                                                     3,320        3,218          102
                       Administrative                                                    16,274       17,081         (807)
                       Professional services                                              3,670        4,499         (829)
                       Appraisal fees                                                         0       45,640      (45,640)
                       Auditing                                                          15,755       14,655        1,100
                       Legal                                                              7,500        7,073          427
                       Real estate taxes                                                    101          142          (41)
                       Defaulted tenants                                                  8,249        3,368        4,881
                                                                                     -----------  ----------- ------------
                     TOTAL OPERATING EXPENSES                                           $98,935     $139,051     ($40,116)
                                                                                     -----------  ----------- ------------
                     INTEREST EXPENSE                                                    $6,658       $7,238        ($580)
                                                                                     -----------  ----------- ------------
                     INVESTIGATION AND RESTORATION EXPENSES                                $150         $132          $18
                                                                                     -----------  ----------- ------------
                     NON-OPERATING EXPENSES
                       Depreciation                                                     $87,591      $87,591           $0
                       Amortization                                                       2,031        4,549       (2,518)
                                                                                     -----------  ----------- ------------
                     TOTAL NON-OPERATING EXPENSES                                       $89,622      $92,140      ($2,518)
                                                                                     -----------  ----------- ------------
                     TOTAL EXPENSES                                                    $195,365     $238,561     ($43,196)
                                                                                     -----------  ----------- ------------
                     NET INCOME                                                        $324,132     $341,268      $17,136

                     OPERATING CASH RECONCILIATION:                                                             VARIANCE
                                                                                                              ------------
                       Depreciation and amortization                                     89,622       92,140        2,518
                       Gain on sale of assets                                           (33,752)     (33,752)           0
                       (Increase) Decrease in current assets                             36,603       77,457       40,854
                       Increase (Decrease) in current liabilities                       (42,115)      43,175       85,290
                       G.P. distribution                                                 (1,297)      (1,366)         (69)
                       Cash reserved for payables                                        42,115      (42,800)     (84,915)
                       Advance from (to) future cash flows for current distributions    (26,500)     (26,500)           0
                                                                                     -----------  ----------- ------------
                     Net Cash Provided From Operating Activities                       $388,808     $449,622      $60,814
                                                                                     -----------  ----------- ------------
                     CASH FLOWS FROM (USED IN) INVESTING
                       AND FINANCING ACTIVITIES
                       Recoveries from former G.P. affiliates                                 0            0            0
                       Principal received on equipment leases                             7,788        6,688       (1,100)
                       Proceeds from sale of assets                                     233,752      233,752            0
                       Decrease in mortgage notes payable                              (253,478)    (252,444)       1,034
                                                                                     -----------  ----------- ------------
                     Net Cash Provided from Investing And Financing
                       Activities                                                      ($11,938)    ($12,004)        ($66)
                                                                                     -----------  ----------- ------------
                     Total Cash Flow For Quarter                                       $376,870     $437,618      $60,748

                     Cash Balance Beginning of Period                                   561,056      644,274       83,218
                     Less 1st quarter distributions paid 2/98                          (375,000)    (375,000)           0
                     Less cash reserved above for payables and future distributions     (15,615)      69,300       84,915
                                                                                     -----------  ----------- ------------
                     Cash Balance End of Period                                        $547,311     $776,192     $228,881

                     Cash reserved for 1st quarter L.P. distributions                  (380,000)    (435,000)     (55,000)
                     Cash reserved for payment of payables and future distributions    (126,500)    (191,500)     (65,000)
                                                                                     -----------  ----------- ------------
                     Unrestricted Cash Balance End of Period                            $40,811     $149,692     $108,881
                                                                                     ===========  =========== ============
                  --------------------------------------------------------------------------------------------------------
                                                                                     PROJECTED      ACTUAL      VARIANCE
                                                                                     -------------------------------------
                  *  Quarterly Distribution                                            $380,000     $435,000      $55,000
                     Mailing Date                                                     5/15/98     (enclosed)            -
                  --------------------------------------------------------------------------------------------------------

                  * Refer to distribution letter for detail of quarterly
                    distribution.


PROJECTIONS FOR                                                            DIVALL INSURED INCOME FUND L.P.
DISCUSSION PURPOSES                                                                 1998 PROPERTY SUMMARY
                                                                           AND RELATED ESTIMATED RECEIPTS

PORTFOLIO
                                              -------------------------------   -------------------------------------------
                                                        REAL ESTATE                            EQUIPMENT
                                              -------------------------------   -------------------------------------------
-------------------------------------------                 BASE       %            LEASE               LEASE *     %  *
CONCEPT                   LOCATION               COST       RENT     YIELD       EXPIRATION     COST    RECEIPTS  RETURN
-------------------------------------------   -------------------------------   -------------------------------------------
RIO BRAVO                 GRAND FORKS, ND        984,801   100,000     10.15%
CHI CHI'S                 EAU CLAIRE, WI       1,042,730   136,260     13.07%

DENNY'S  **               GLENDALE, AZ         1,105,926    90,000      8.14%                   68,744         0      0.00%
DENNY'S                   SCOTTSDALE, AZ       1,051,157    90,000      8.56%                   40,553         0      0.00%
DENNY'S                   MESA, AZ             1,028,036    65,000      6.32%                   39,218         0      0.00%
DENNY'S  **               PEORIA, AZ           1,105,926    90,000      8.14%                   58,781         0      0.00%
BW-III                    HOPKINS, MN            795,050    66,000      8.30%     1/15/2000    190,000    37,860     19.93%
DENNY'S                   BEAVER DAM, WI         659,299    66,000     10.01%     3/31/2000    190,000    37,860     19.93%

FAZOLI'S                  DES MOINES, IA         565,476    45,500      8.05%                   39,600         0      0.00%

HARDEE'S                  FOND DU LAC, WI      1,026,931    72,000      7.01%

POPEYE'S                  CHICAGO, IL            473,968    65,652     13.85%
POPEYE'S                  CHICAGO, IL            610,893    84,612     13.85%
POPEYE'S                  CHICAGO, IL            484,501    67,152     13.86%
POPEYE'S                  CHICAGO, IL            610,893    84,612     13.85%
POPEYE'S                  CHICAGO, IL            437,105    60,540     13.85%
POPEYE'S                  CHICAGO, IL            631,958    87,480     13.84%
POPEYE'S                  CHICAGO, IL            579,295    80,304     13.86%

BJ's MARKET               CHICAGO, IL            905,807    60,000      6.62%

TACO CABANA               ARLINGTON, TX        1,474,569   132,000      8.95%
TACO CABANA               DALLAS, TX           1,369,243   132,000      9.64%
TACO CABANA               DALLAS, TX           1,257,596   132,000     10.50%
TACO CABANA               DALLAS, TX           1,308,153   132,000     10.09%
-------------------------------------------   -------------------------------   -------------------------------------------
-------------------------------------------   -------------------------------                ------------------------------
PORTFOLIO TOTALS         (22 Properties)      19,509,313 1,939,112      9.94%                  626,896    75,720     12.08%
-------------------------------------------   -------------------------------                ------------------------------

OUTSTANDING DEBT
                                              -------------------------------                ------------------------------
                                                AMOUNT     ANNUAL   CURRENT                    AMOUNT    ANNUAL   CURRENT
-------------------------------------------      OWED       DEBT    INTEREST                    OWED      DEBT    INTEREST
MORTGAGED PROPERTIES                            3/31/98   SERVICE     RATE                    3/31/98   SERVICE     RATE
-------------------------------------------   -------------------------------                ------------------------------
-------------------------------------------
DENNY'S                   BEAVER DAM, WI         221,952    73,517      8.50%

-------------------------------------------   -------------------------------                ------------------------------
-------------------------------------------   -------------------------------                ------------------------------
TOTALS                                           221,952    73,517         -                         0         0        -
-------------------------------------------   -------------------------------                ------------------------------
-------------------------------------------   -------------------------------                ------------------------------
NET AFTER DEBT                                19,287,361 1,865,595      9.67%                  626,896    75,720     12.08%
-------------------------------------------   -------------------------------                ------------------------------

                                              -------------------------------------------------
PROJECTIONS FOR                               ORIGINAL EQUITY                       $25,000,000
DISCUSSION PURPOSES                           NET DISTRIBUTION OF CAPITAL
                                               SINCE INCEPTION                       $1,960,943
                                                                                   ------------
                                              CURRENT EQUITY                        $23,039,057
                                              --------------------------------------===========
PORTFOLIO
                                              ----------------------------------   ------------
                                                            TOTALS                    TOTAL %
                                              ----------------------------------   ON 23,039,057
                                                                                      EQUITY
CONCEPT                   LOCATION              INVESTED  RECEIPTS *  RETURN *         RAISE
--------------        ---------------------   ----------------------------------   -------------
RIO BRAVO                 GRAND FORKS, ND         984,801    100,000      10.15%
CHI CHI'S                 EAU CLAIRE, WI        1,042,730    136,260      13.07%

DENNY'S  **               GLENDALE, AZ          1,174,670     90,000       7.66%
DENNY'S                   SCOTTSDALE, AZ        1,091,710     90,000       8.24%
DENNY'S                   MESA, AZ              1,067,254     65,000       6.09%
DENNY'S  **               PEORIA, AZ            1,164,707     90,000       7.73%
BW-III                    HOPKINS, MN             985,050    103,860      10.54%
DENNY'S                   BEAVER DAM, WI          849,299    103,860      12.23%

FAZOLI'S                  DES MOINES, IA          605,076     45,500       7.52%

HARDEE'S                  FOND DU LAC, WI       1,026,931     72,000       7.01%

POPEYE'S                  CHICAGO, IL             473,968     65,652      13.85%
POPEYE'S                  CHICAGO, IL             610,893     84,612      13.85%
POPEYE'S                  CHICAGO, IL             484,501     67,152      13.86%
POPEYE'S                  CHICAGO, IL             610,893     84,612      13.85%
POPEYE'S                  CHICAGO, IL             437,105     60,540      13.85%
POPEYE'S                  CHICAGO, IL             631,958     87,480      13.84%
POPEYE'S                  CHICAGO, IL             579,295     80,304      13.86%

BJ's MARKET               CHICAGO, IL             905,807     60,000       6.62%

TACO CABANA               ARLINGTON, TX         1,474,569    132,000       8.95%
TACO CABANA               DALLAS, TX            1,369,243    132,000       9.64%
TACO CABANA               DALLAS, TX            1,257,596    132,000      10.50%
TACO CABANA               DALLAS, TX            1,308,153    132,000      10.09%
--------------        ---------------------   ----------------------------------   -------------
-------------------------------------------   ----------------------------------   -------------
PORTFOLIO TOTALS         (22 Properties)       20,136,209  2,014,832      10.01%           8.75%
-------------------------------------------   ----------------------------------   -------------

OUTSTANDING DEBT
                                              -----------------------
                                                 AMOUNT     ANNUAL
-----------------------------------               OWED       DEBT
MORTGAGED PROPERTIES                            3/31/98     SERVICE
-----------------------------------           -----------------------
-----------------------------------
DENNY'S           BEAVER DAM, WI                  221,952     73,517

-----------------------------------           -----------------------
-----------------------------------           -----------------------
TOTALS                                            221,952     73,517
-----------------------------------           -----------------------
-----------------------------------           ----------------------------------   -------------
NET AFTER DEBT                                 19,914,257  1,941,315       9.75%           8.43%
-----------------------------------           ----------------------------------   -------------

      *   A portion of the amounts disclosed include a return of principal.

     ** Rent is based on 12.5% of monthly sales. Rent projected for 1998 is based on 1997 sales levels.